UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012 (August 10, 2012)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon
L-1150 Luxembourg
Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2009, Altisource Solutions S.à r.l. (“Altisource”), a wholly owned subsidiary of Altisource Portfolio Solutions S.A. (the “Company”), entered into a Transition Services Agreement with Ocwen Financial Corporation (“Ocwen”) (the “Transition Services Agreement”), which outlined certain services Altisource and Ocwen would provide to each other for a time period not to exceed twenty-four months.  The Transition Services Agreement was previously filed as Exhibit 10.3 to the Company’s Form 8-K filed on August 13, 2009.  The Transition Services Agreement was amended on August 10, 2011 (the “Amended Agreement”) in order to extend the term.  The Amended Agreement was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on August 16, 2011.

On August 10, 2012, Altisource entered into a Support Services Agreement with Ocwen Mortgage Servicing, Inc. (“OMS”), a wholly owned subsidiary of Ocwen (the “Support Services Agreement”), setting forth certain services Altisource and OMS will provide to each other, which are similar to the services Altisource and Ocwen provided to each other pursuant to the Transition Services Agreement and include services in such areas as human resources, vendor management, corporate services, six sigma, quality assurance, quantitative analytics, treasury, accounting, risk management, legal, strategic planning, and compliance. Payment for the services provided will continue to be based on the fully-allocated cost of providing the service, based on an estimate of the time and expense of providing the service. The Support Services Agreement has an initial term of five years.

A copy of the Support Services Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Support Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
Exhibit 10.1	Support Services Agreement, dated as of August 10, 2012, by and between Ocwen Mortgage Servicing, Inc. and Altisource Solutions S.à r.l.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2012

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer

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